UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 27, 2021

SpartanNash Company

(Exact Name of Registrant as Specified in Charter)

Michigan	000-31127	38-0593940
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification no.)

850 76th Street, S.W. P.O. Box 8700 Grand Rapids, Michigan	49518-8700
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (616) 878-2000

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, no par value	SPTN	NASDAQ Global Select Market

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425).

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12).

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b)).

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)).

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Following a nine-month competitive market review by the Compensation Committee and with the advice of its independent compensation consultant, on December 27, 2021 SpartanNash Company (the “Company”) entered into employment agreements (the “Employment Agreements”) with Mr. Tony Sarsam, President & Chief Executive Officer, Mr. Jason Monaco, EVP & Chief Financial Officer, and Ms. Yvonne Trupiano, EVP & Chief Human Resources Officer (collectively, the “Executive Officers”).  The Employment Agreements supersede and replace the employment agreements and executive severance agreements previously entered into with each of the Executive Officers.

The Employment Agreements include (i) the terms of the relevant Executive Officer’s base salary and target bonus compensation (which were not modified in connection with the execution of the Employment Agreements), (ii) severance benefits owed to the relevant Executive Officer upon a termination without Cause or a resignation for Good Reason (each as defined in the relevant Employment Agreement) (a “Qualifying Termination”) occurring (a) during a twenty-four month period beginning upon the occurrence of a change in control of the Company (the “Change in Control Protection Period”) or (b) before or after the Change in Control Protection Period and (iii) customary restrictive covenants relating to noncompetition, nonsolicitation, proprietary information and inventions assignment.

The severance benefits set forth in the Employment Agreements include that, upon the occurrence of a Qualifying Termination before or after a Change in Control Protection Period, the relevant Executive Officer will be entitled to receive (i) a lump sum payment equal to a multiple of his or her base salary and target annual bonus for the year of termination (two times in the case of Mr. Sarsam and one and one half times in the case of Mr. Monaco and Ms. Trupiano), (ii) a pro-rata annual portion of the Executive Officer’s annual bonus for the year of termination based upon achievement of applicable performance goals, (iii) reimbursement of any COBRA premiums (less the amount paid by the Executive Officer during employment) for the same coverage period equal to the Executive Officer’s severance multiple and (iv) any accrued compensation or benefits.

In the event of a Qualifying Termination during a Change in Control Protection Period, (i) the lump sum base salary and target bonus payment will be equal to an increased multiple (two and one half times in the case of Mr. Sarsam and two times in the case of Mr. Monaco and Ms. Trupiano), (ii) the COBRA reimbursement period will increase by the same coverage period as such Executive Officer’s severance multiple and (iii) the Executive Officer will be entitled to receive continued life insurance coverage for the shorter of twenty-four months post-termination or until the Executive Officer receives a substantially equal benefit from a new employer, plus the other payments and benefits identified in sections (ii) and (iv) in the immediately preceding paragraph.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: December 27, 2021	SpartanNash Company

	By:	/s/ Ileana McAlary
Ileana McAlary EVP and Chief Legal Officer & Secretary

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